Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Assembly Biosciences, Inc. on Form S-8 (No. 333-xxxxxx) to be filed on or about August 9, 2016 of our report dated March 12, 2015 on our audit of the consolidated financial statements as of December 31, 2014 and for the year then ended, which report was included in the Annual Report on Form 10-K filed March 11, 2016.

/s/ EisnerAmper LLP

New York, New York

August 9, 2016